UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 2003

                                UNIT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-9260                   73-1283193
(State of Incorporation)        (Commission File            (IRS Employer
                                    Number)               Identification No.)

                             1000 Kensington Tower,
                                7130 South Lewis,
                              Tulsa, Oklahoma 74136

               (Address Of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (918) 493-7700

                                (Not Applicable)
          (Former Name Or Former Address, If Changed Since Last Report)




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ITEM 5.    Other Events.

     On July 1, 2003 Unit Corporation (NYSE:UNT) issued a press release announcing it has entered into a letter of intent to acquire PetroCorp Incorporated ("PetroCorp") (AMEX:PEX). The Press Release is attached as Exhibit 99(a) to this report.

     The transaction would be valued at approximately $190,000,000 comprised of 2 million shares of Unit Corporation common stock and the remainder in cash. The sale price is subject to normal adjustments for transactions of this type. The transaction is dependent upon the execution of a definitive agreement and all necessary consents including PetroCorp shareholder approval.

ITEM 7.   Financial Statements and Exhibits.

     (c) Exhibits

          99(a) Press Release.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:      July 1, 2003
           ------------
                                 UNIT CORPORATION

                                 By: /s/ John G. Nikkel
                                 ----------------------
                                 John G. Nikkel
                                 President















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



Exhibit Index

   Exhibit No.                        Description
   -----------                        -----------

      99(a) Press Release, issued by Unit Corporation on July 1, 2003 announcing the letter of intent to acquire PetroCorp Incorporated.








































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